Exhibit 10.47
AMENDMENT NUMBER 1
TO THE
PURCHASE AGREEMENT’
BETWEEN
TRITON PCS EQUIPMENT COMPANY, LLC
AND
NORTEL NETWORKS INC.
Made as of the 16th day of May, 2005 (“Amendment 1 Effective Date”) by and between SunCom Wireless Operating Company, LLC (“SunCom”) with offices located at 1100 Cassatt Road, Berwyn, PA 19312, and Nortel Networks Inc. (“Nortel”), with offices located at 2221 Lakeside Boulevard, Richardson, Texas 75082.
WHEREAS, Triton PCS Equipment Company LLC (“Triton PCS”) and Nortel entered into a purchase agreement dated May 16, 2002 for the purchase and license of Products and Services (“Purchase and License Agreement”), including a Services Supplement and a GSM/GPRS Product Supplement dated May 16, 2002 (each a “Supplement”) (collectively, the “Agreement”); and
WHEREAS, Triton PCS, with the agreement and approval of Nortel, has assigned all rights, title and interest in the Agreement to its affiliate, SunCom; and
WHEREAS, the Agreement expired effective May 16, 2005; and
WHEREAS, SunCom and Nortel now wish to reinstate the Agreement and extend the term of the Agreement, inclusive of the Supplements.
NOW THEREFORE, in consideration of the premises and mutual covenants and agreements herein set forth, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree to amend the Agreement as follows:
1.	Unless otherwise defined, capitalized terms herein shall have the same meaning as in the Agreement.

2.	The Purchase and License Agreement is hereby amended by deleting the last sentence of the first paragraph in its entirety and replacing it with the following:
“Unless otherwise terminated in accordance with the terms hereof, this Agreement will commence on the last date signed and terminate five (5) years therefrom.”

3.	The GSM/GPRS Product Supplement is hereby amended by deleting Section 1 (TERM) in its entirety and replacing it with the following:
“Unless otherwise terminated in accordance with the terms hereof, this Supplement will commence on 05/16/2002 and terminate five (5) years therefrom.” (“Term”).”
4.	The Agreement, as emended by this Amendment No. 1, shall constitute the entire agreement between the parties with respect to the subject matter of the Agreement, and shall not be modified or amended except in writing and signed by authorized representatives of both parties. Except as otherwise expressly amended hereby, the Agreement continues in full force and effect and is hereby reaffirmed by the parties.
IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be executed by their duly authorized representatives.

NORTEL NETWORKS INC.	SUNCOM WIRELESS OPERATING COMPANY, LLC by SUNCOM WIRELESS MANAGEMENT COMPANY, INC., its manager
By: /s/ R.K. Dodd	By: /s/ David D. Clark
Name: Randy K. Dodd	Name: David D. Clark
Title: President NA Carrier Sales	Title: EVP and CFO
Date: June 21, 2005	Date: June 10, 2005